                                                             EXHIBIT NO. 99.4(f)

                                     FORM OF

                          INVESTMENT ADVISORY AGREEMENT


                                   APPENDIX A

                            FUNDS AND EFFECTIVE DATES

FUND                                             EFFECTIVE DATE
----                                             --------------
MFS Government Mortgage Fund                     January 1, 2002
MFS Emerging Markets Equity Fund                 January 1, 2004
MFS New Endeavor Fund                            January 1, 2002
MFS International Growth Fund                    January 1, 2004
MFS International Value Fund                     January 1, 2004
MFS Strategic Value Fund                         January 1, 2002
MFS Emerging Markets Debt Fund                   January 1, 2002
MFS Conservative Allocation Fund                 June 28, 2002
MFS Moderate Allocation Fund                     June 28, 2002
MFS Growth Allocation Fund                       June 28, 2002
MFS Aggressive Growth Allocation Fund            June 28, 2002
MFS International Diversification Fund           September 30, 2004
MFS Floating Rate High Income Fund               January 5, 2005
MFS Bond Diversification Fund                    April 29, 2005

As of: April 26, 2005

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                                   APPENDIX B

                           COMPENSATION TO THE ADVISER

The investment advisory fee payable by each Fund shall be computed and paid monthly at the annual rate equal to that Fund's average daily net assets for its then current fiscal year noted below:

FUND                                         RATE
----                                         ----
MFS Emerging Markets Equity Fund             1.05% on first $500 million
                                             1.00% in excess of $500 million

MFS New Endeavor Fund                        0.75%

MFS International Growth Fund                0.90% of first $1 billion
                                             0.80% of next $1 billion
                                             0.70% in excess of $2 billion

MFS International Value Fund                 0.90% of first $1 billion
                                             0.80% of next $1 billion
                                             0.70% in excess of $2 billion

MFS Strategic Value Fund                     0.75%

MFS Emerging Markets Debt Fund               0.75%

MFS Conservative Allocation Fund             0.00%

MFS Moderate Allocation Fund                 0.00%

MFS Growth Allocation Fund                   0.00%

MFS Aggressive Growth Allocation Fund        0.00%

MFS International Diversification Fund       0.00%

MFS Floating Rate High Income Fund           0.65%

MFS Bond Diversification Fund                0.00%

As of: April 26, 2005